Exhibit (j) under Form N-1A
                                        Exhibit 23 under Item 601/ Reg. S-K


INDEPENDENT AUDITOR'S CONSENT

We consent to the use of this Amendment No. 30 to Registration Statement No. 33-3164 of the Federated Fund for U.S. Government Securities of our report dated May 7, 2002 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" in such Prospectus and "Independent Auditors" in the Statement of Additional Information.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston Massachusetts
July 10, 2002